Exhibit 99.1

Viasat Releases Fourth Quarter and Fiscal Year 2021 Financial Results

CARLSBAD, Calif., May 25, 2021—Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced its fourth quarter and fiscal year 2021 financial results in a letter to shareholders, which is now posted to the Investor Relations section of its website.

As previously announced, the Company will host a conference call and webcast today at 11:00 a.m. Pacific / 2:00 p.m. Eastern Time. To participate on the live conference call, please dial: (877) 640-9809 in the U.S. or (914) 495-8528 internationally and reference the conference ID 9039006. The live webcast will be available on Viasat’s investor relations website at: investors.viasat.com.

A replay of the conference call will be made available from 5:00 p.m. Eastern Time on Tuesday, May 25, until 5:00 p.m. Eastern Time on Wednesday, May 26. To access the replay, please dial: (855) 859-2056 in the U.S. and (404) 537-3406 internationally and enter the conference ID 9039006. The webcast will be archived and available on the Viasat investor relations website for approximately one month immediately following the conference call.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram,  LinkedIn, Twitter or YouTube.

Copyright © 2021 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Chris Phillips, Corporate Communications and Public Relations, +1 (760) 476-2322, christina.phillips@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

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